Certification under Rule 466
The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:
(1)
That it previously had filed a registration statement on Form F-6 (New Oriental Education & Technology Group Inc., 333-201394) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:	/s/ Michael Fitzpatrick
	Name:	Michael Fitzpatrick
	Title:	Vice President

By:	/s/ Michael Curran
	Name:	Michael Curran
	Title:	Vice President